Exhibit 99.1

Tucows Updates Details Related to

Normal Course Issuer Bid Through TSX

TORONTO, February 24, 2010 - Tucows Inc. (NYSE AMEX: TCX, TSX:TC) today updated certain details related to its previously announced normal course issuer bid through the facilities of the TSX.

TSX has accepted a notice filed by Tucows of its intention to renew its normal course issuer bid commencing February 26, 2010 and ending February 25, 2011, to repurchase up to 3,854,000 (previously 3,748,000) shares of its common stock, which amount represents approximately 10% of the public float of Tucows.

As previously announced on February 16, 2010, Tucows’ Board of Directors approved a stock buyback program to repurchase up to $10 million of Tucows common stock.  Tucows has the option to repurchase its shares of common stock either through the facilities of the TSX or the NYSE AMEX Stock Exchange.

For purposes of any repurchases made on the TSX, Tucows may only purchase up to a maximum of 1,890 shares in any daily trading session, which number represents 25% of the average daily trading volume on the TSX over the six month period ending January 31, 2010, unless the block purchase exception is relied upon.  As of February 16, 2010 there were 60,726,783 common shares outstanding. All shares purchased by Tucows under the normal course issuer bid will be cancelled.

The timing and exact number of common shares purchased will be at Tucows’ discretion and will depend on available cash and market conditions.  Tucows may suspend or discontinue the repurchases at any time, including in the event Tucows would be deemed to be making an acquisition of its own shares under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. Subject to applicable securities laws and stock exchange rules, all purchases will occur through the open market and may be in large block purchases. Tucows does not intend to purchase its shares from its management team or other insiders.

During Tucows’ previous normal course issuer bid, which ended May 11, 2009, Tucows repurchased 849,760 common shares at a weighted average price of $0.32 per share.   Based on market conditions, as well as Tucows’ preference to repurchase shares via its modified Dutch auction tender offer that was in effect for a portion of this normal course issuer bid, Tucows made no repurchases of common shares under this normal course issuer bid during the 12-month period ended February 22, 2010.   During that same 12-month period ended February 22, 2010, Tucows purchased 12.4 million common shares via four separate modified Dutch auction tender offers, one of which occurred during the term of the previous normal course issuer bid.

OTHER THAN AS REFERENCED ABOVE, NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.

About Tucows

Tucows is a global Internet services company. OpenSRS manages over 9 million domain names and millions of email boxes through a reseller network of over 10,000 web hosts and ISPs. Hover is the easiest way for individuals and small businesses to manage their domain names and email addresses. YummyNames owns premium domain names that generate revenue through advertising or resale. Butterscotch.com is an online video network building on the foundation of Tucows.com. More information can be found at http://tucowsinc.com.

This news release contains, in addition to historical information, forward-looking statements related to such matters as the timing and total number of shares to be purchased under the proposed buyback program, Tucows’ use of block purchases and Tucows’ intent not to purchase shares from its management team or other insiders. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks, which could cause actual results to differ materially from those described in the forward-looking statements. Information about potential factors that could affect Tucows’ business, results of operations and financial condition is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Tucows as of the date of this document and, except to the extent Tucows may be required to update such information under any applicable securities laws, Tucows assumes no obligation to update such forward-looking statements.

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

For further information: Lawrence Chamberlain, The Equicom Group for Tucows Inc., (416) 815-0700 ext. 257, lchamberlain@equicomgroup.com.